Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 14, 2017
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER FISCAL YEAR 2018 FINANCIAL RESULTS AND CONFERENCE CALL

[OLATHE, KANSAS] September 14, 2017 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the first quarter fiscal 2018 ended July 31, 2017.  In conjunction with the release, the Company has scheduled a conference call Tuesday, September 16, 2017 at 9:00 AM Central Daylight Time.

What: Butler National Corporation First Quarter Fiscal 2018 Financial Results Conference Call

When: Tuesday, September 19, 2017 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the first quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2018.

Historical selected financial data related to all operations:
	Quarter Ended July 31			Quarter Ended April 30
	(In thousands)			(In thousands)
	2017	2016	2015	2017	2016	2015
Net Revenue	$ 11,649	$ 11,389	$ 11,696	$ 15,122	$ 11,925	$ 11,836
Operating Income (Loss)	646	711	361	1,503	418	(389)
Net Income (Loss)	238	224	19	777	381	(322)
Total Assets	42,250	41,280	40,463	42,778	42,697	41,598
Long-term Obligations	2,944	4,713	6,038	3,347	5,218	6,870
Stockholders' Equity	28,721	26,186	25,272	28,296	26,098	25,402
Weighted Average Shares – Diluted	64,544	63,467	62,260	63,456	63,467	62,260
New Product Research and Development Cost	398	299	555	328	515	828

Management Comments:
“The fiscal quarter-ended July 31, 2017 was a positive beginning to fiscal year 2018.  Revenue increased 2% to $11.6 million in the three months ended July 31, 2017, as compared to $11.4 million in the three months ended July 31, 2016.  The increase in revenue reflects an increase in Aerospace Products revenue (up 8%) and a decrease of 1% in Professional Services revenue.  Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates.  This includes significant efforts in South America, Europe, Africa, and Asia.

First quarter fiscal 2018 resulted in a net income of $238,000 compared to a net income of $224,000 in the first quarter fiscal 2017.  Butler National Corporation is working to exceed previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling expenses.

During the three months ending July 31, 2017, we invested approximately $398,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future.  Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services decreased 1% for the three months ended July 31, 2017 to $7.4 million compared to $7.5 million in the three months ended July 31, 2016.  Costs of Professional Services increased 7% in the three months ended July 31, 2017 to $4.8 million compared to $4.5 million the three months ended July 31, 2016.  Costs were 65% of segment total revenues in the three months ended July 31, 2017, as compared to 60% of segment total revenues in the three months ended July 31, 2016.  Expenses decreased 11% in the three months ended July 31, 2017 to $2.3 million compared to $2.5 million in the three months ended July 31, 2016.  Expenses were 30% of segment total revenues in the three months ended July 31, 2017, as compared to 34% of segment total revenues in the three months ended July 31, 2016.  Operating income from Professional Services decreased 21% to $353,000 in the three months ended July 31, 2017 from $445,000 in the three months ended July 31, 2016.

Aerospace Products:

Revenue from Aerospace Products increased 8% to $4.2 million in the three months ended July 31, 2017, compared to $3.9 million in the three months ended July 31, 2016.  Costs of Aerospace Products increased by 6% in the three months ended July 31, 2017 to $3.0 million compared to $2.9 million for the three months ended July 31, 2016.  Costs were 72% of segment total revenue in the three months ended July 31, 2017, as compared to 73% of segment total revenue in the three months ended July 31, 2016.  Expenses increased 15% in the three months ended July 31, 2017 to $884,000 compared to $769,000 million in the three months ended July 31, 2016.  Expenses were 21% of segment total revenue in the three months ended July 31, 2017, as compared to 20% of segment total revenue in the three months ended July 31, 2016.  Operating income from Aerospace Products increased 10% to $293,000 in the three months ended July 31, 2017 from $266,000 in the three months ended July 31, 2016.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy.  Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of July 31, 2017 our backlog totaled approximately $12.9 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing and Apache helicopters and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. The forward looking statements in this report are only predictions and actual events or results may differ materially. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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